Exhibit 99.3

 UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On August 14, 2012, Vertex Energy, Inc. (the “Company”) entered into a definitive unit purchase agreement (the “Purchase Agreement”) by and among the Company, Vertex Acquisition Sub, LLC, a Nevada limited liability company (“Target”), Vertex Holdings, L.P., a Texas limited partnership (“Holdings”), and B & S Cowart Family L.P., a Texas limited partnership (“B&S LP” and together with Holdings, the “Sellers”).  On September 11, 2012, the Company, Target and the Sellers entered into a First Amendment to Unit Purchase Agreement, which established September 11, 2012 as the closing date, and August 31, 2012 as the effective date of the closing of the transactions contemplated in the Purchase Agreement, and provided for the waiver of certain pre-closing conditions.  The transactions contemplated in the Purchase Agreement closed on September 11, 2012.

Holdings was in the business of transporting, storing, processing and re-refining petroleum products, crudes and used lubricants (the “Acquired Business”).  B&S LP owned certain real property that was used by Holdings and its subsidiaries in connection with the Acquired Business. Holdings and B&S LP are related parties controlled by Benjamin P. Cowart, the Company’s Chief Executive Officer, President, Director and largest shareholder.  Mr. Cowart directly or indirectly owns a 77% interest in Holdings and a 100% interest in B&S LP.  Additionally, Chris Carlson, the Company’s Chief Financial Officer, owns a 10% interest in Holdings.

In connection with the closing of the transactions contemplated in the Purchase Agreement, (i) Holdings contributed all of its assets used in connection with the Acquired Business, including all of the equity interests in Cedar Marine Terminals, L.P., a Texas limited partnership (“Cedar Marine”), Crossroad Carriers, L.P., a Texas limited partnership (“Crossroad”), Vertex Recovery L.P., a Texas limited partnership (“Recovery”), and H&H Oil, L.P., a Texas limited partnership (“H&H Oil” and together with Cedar Marine, Crossroad and Recovery, the “Transferred Partnerships”), to Target (a special purpose entity formed for purposes of the transactions contemplated in the Purchase Agreement), and (ii) B&S LP contributed certain real property located in Baytown, Texas and Pflugerville, Texas used in connection with the Acquired Business to Target, in each case in exchange for the issuance of equity interests in Target.  Pursuant to the Purchase Agreement, each Seller sold its respective equity interests in Target to the Company in exchange for such Seller’s respective portion of the Purchase Price (described in greater detail below).

On September 11, 2012, but effective August 31, 2012, the Company acquired 100% of the outstanding equity interests of Target consisting of substantially all of the assets of Holdings and real-estate properties of B&S LP in consideration for $28,791,000 consisting of $16,500,000 and a working capital adjustment of $467,000, 4,545,455 restricted shares of common stock valued at $7,113,000 and contingent consideration of $4,711,000 (collectively, the “Purchase Price”). Prior to closing the acquisition, Holdings contributed to Target substantially all of its assets and liabilities relating to the business of transporting, storing, processing and re-refining petroleum products, crudes and used lubricants, including all of the outstanding equity interests in Holdings wholly-owned operating subsidiaries, Cedar Marine, Crossroad, Vertex Recovery and H&H Oil, and B&S LP contributed real estate associated with the operations of H&H Oil. The cash portion of the Purchase Price was paid with funds borrowed under a Term Note and Revolving Note.

The contingent consideration was based upon the earn-out. The earn-out is for each of the three one-year periods following the closing date, at which time Holdings will be eligible to receive earn-out payments of up to $2.23 million, up to $6.7 million in the aggregate, contingent on the combined company achieving EBITDA targets of $10.75 million, $12.0 million and $13.5 million, respectively, in those periods.  The Purchase Price is also subject to a post-closing working capital adjustment.  A total of $1.0 million of the cash portion of the Purchase Price will be held in escrow for 18 months from the effective date of the closing to secure the post-closing obligations of the Sellers under the Purchase Agreement.  The Purchase Agreement contains customary representations, warranties, covenants, and indemnity provisions for transactions of similar nature and size.

Following the closing of the transactions contemplated in the Purchase Agreement, the Company owns 100% of the outstanding equity interests of Target and indirectly owns 100% of the outstanding equity interests of the Transferred Partnerships.

The following unaudited pro forma combined balance sheets have been derived from the unaudited balance sheet of the Company, an unaudited balance sheet reflecting certain assets and liabilities of the Acquired Business in each case at June 30, 2012, and adjusts such information to give effect to the Purchase Agreement as if it had occurred on January 1, 2012.

The following unaudited pro forma combined statement of operations for the six months ended June 30, 2012 has been derived from the unaudited statement of operations of the Acquired Business and the unaudited statement of operations for the Company in each case giving effect to the Purchase Agreement as though it had occurred on January 1, 2011. The unaudited pro forma combined statement of operations for the year ended December 31, 2011 has been derived from the audited statements of operations for the Company and the Acquired Business, giving effect to the Purchase Agreement as though it has occurred on January 1, 2011.

The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in management’s opinion, provide a reasonable basis for the fair presentation of the estimated effects attributable directly to the acquisition completed as a result of the Purchase Agreement. The pro forma combined financial information is being presented for illustrative purposes only, and this information should not be relied upon for purposes of making any investment or other decisions.

The unaudited pro forma combined financial information may have been different had the transaction been completed as of January 1, 2012 or January 1, 2011. All information contained herein should be read in conjunction with the financial statements and notes thereto of the Acquired Business (filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A) and the Company, as filed in its Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Commission on March 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the Commission on August 14, 2012 (as amended on August 24, 2012), and the notes included therewith.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of June 30, 2012

	Vertex Holdings, L.P.	Vertex Energy, Inc.	Pro Forma Adjustments (Note 1)		Pro Forma Adjusted
ASSETS

Current assets
Cash	$1,437,000	$4,177,443	$(2,515,487)	a,b	$3,098,956
Short term investments	878,000	-	(878,000)	b	-
Accounts receivable, net	2,994,000	3,778,844	-		6,772,844
Accounts receivable-related parties	748,000	200	(748,000)	c	200
Inventory	200,000	6,603,579	-		6,803,579
Prepaid expenses	100,000	329,640	-		429,640
Total Current Assets	6,357,000	14,889,706	(4,141,487)		17,105,219

Noncurrent assets
Fixed assets, net	6,262,000	119,593	4,392,000	d	10,773,593
Licensing agreement, net	-	2,041,994	(2,041,994)	d	-
Intangible assets	-	-	15,618,000	d	15,618,000
Deferred federal income tax	-	1,951,000	1,700,000	l	3,651,000
Goodwill	1,800,000	-	(842,000)	d	958,000
Total Non-current Assets	8,062,000	4,112,587	18,826,006		31,000,593
Total
Total assets	$14,419,000	$19,002,293	14,684,519		$48,105,812

LIABILITIES AND
STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$2,609,000	$7,232,662	$-		$9,841,662
Accounts payable-related parties	-	748,026	(748,026)	c	-
Current maturities of long-term debt	525,000	-	(525,000)	a	-
Deposits	-	-	-		-
Other current liabilities	105,000	-	(105,000)	e	-
Total Current Liabilities	3,239,000	7,980,688	(1,378,026)		9,841,662

Long term liabilities
Long-term debt	3,949,000	-	4,551,000	a	8,500,000
Contingent consideration	-	-	4,711,000	f	4,711,000
Line of credit	-	-	6,000,000	a	6,000,000
Deferred federal income tax	-	103,000	-		103,000
Total liabilities	7,188,000	8,083,688	13,883,974		29,155,662

Commitments and contingencies

Common Stock	-	10,686	4,545	g	15,231
Preferred Stock Series A	-	3,211	-		3,211
Additional paid-in capital	-	3,485,193	7,113,000	g	10,598,193
Retained earnings	-	7,419,515	914,000	m	8,333,515
Partners’ capital	7,231,000	-	(7,231,000)	h	-
Stockholders’ equity	7,231,000	10,918,605	800,545		18,950,150

Total liabilities and stockholders’ equity	$14,419,000	$19,002,293	$14,684,519		$48,105,812

The accompanying notes are an integral part of these unaudited proforma financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2012

	Vertex Holdings, L.P.	Vertex Energy, Inc.	Pro Forma Adjustments (Note 1)		Pro Forma Adjusted

Revenues	$19,217,000	$66,121,132	$(13,042,494)	i	$72,295,638
Revenues – related parties
Total revenues	19,217,000	66,121,132	(13,042,494)		72,295,638

Cost of revenues	14,133,000	62,485,327	(13,042,494)	i	63,575,833

Gross profit	5,084,000	3,635,805	-		8,719,805

Selling, general, and administrative expenses (exclusive of merger related expenses)	2,309,000	2,113,974	566,000	j	4,988,974

Income (loss) from operations	2,775,000	1,521,831	(566,000)		3,730,831

Other Income	16,000	-	-		16,000
Interest income	-	633	-		633
Interest expense	(82,000)	(44)	(220,000)	k	(302,044)

Income before taxes	2,709,000	1,522,420	(786,000)		3,445,420

Income tax benefit (expense)	-	(107,172)	1,700,000	l	1,592,828

Net income before noncontrolling interests	2,709,000	1,415,248	914,000		5,038,248

Noncontrolling interests	4,000	-	(4,000)	h	-

Net income	$2,705,000	$1,415,248	$918,000		5,038,248

Earnings per common share
Basic		$0.14			$0.35
Diluted		$0.10			$0.27

Shares used in computing earnings per share
Basic		9,781,851			14,327,306
Diluted		14,204,958			18,750,413

The accompanying notes are an integral part of these unaudited proforma financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2011

	Vertex Holdings, L.P.	Vertex Energy, Inc.	Pro Forma Adjustments (Note 1)		Pro Forma Adjusted

Revenues	$32,495,000	$109,722,279	$(22,190,274)	i	$120,027,005
Revenues – related parties	-	17,978	-		17,978
Total revenues	32,495,000	109,740,257	(22,190,274)		120,044,983

Cost of revenues	21,676,000	101,666,187	(22,190,274)	i	101,151,913
					-
Gross profit	10,819,000	8,074,070	-		18,893,070

Research and development expense	-	-	-		-
Selling, general, and administrative expenses	6,392,000	4,099,682	1,145,000	j	11,636,682
					-
Income (loss) from operations	4,427,000	3,974,388	(1,145,000)		7,256,388

Other income	22,000	-	-		22,000
Interest expense	(148,000)	(62,686)	(435,000)	k	(645,686)

Income before taxes	4,301,000	3,911,702	(1,580,000)		6,632,702

Income tax benefit	-	1,841,813	1,700,000	l	3,541,813

Net income before noncontrolling interests	4,301,000	5,753,515	120,000		10,174,515

Noncontrolling interests	9,000	-	(9,000)	h	-

Net income	$4,292,000	$5,753,515	$129,000		10,174,515

Earnings per common share
Basic		$0.65			$0.76
Diluted		$0.39			$0.53

Shares used in computing earnings per share
Basic		8,884,681			13,430,136
Diluted		14,775,339			19,320,794

The accompanying notes are an integral part of these unaudited proforma financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1—Pro Forma Basis of Presentation

The Acquisition is reflected in the unaudited pro forma combined financial statements as being accounted for under the acquisition method in accordance with ASC 805. Under the acquisition method, the total estimated purchase price of the acquired company is allocated to the assets acquired and the liabilities assumed based on their fair values. Vertex Energy, Inc. has made significant estimates and assumptions in determining the preliminary allocation of the purchase price in the unaudited pro forma condensed combined financial statements. These estimates are based on key assumptions of the acquisition. Due to the fact that the unaudited pro forma combined financial statements have been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented. The allocation of purchase consideration is subject to change based on further review of the fair value of the assets acquired and liabilities assumed. A final determination of fair values will be based on the assets acquired and the liabilities assumed of Target at the consummation of the acquisition.

The unaudited pro forma combined statements of operations for the six months ended June 30, 2012 and the year ended December 31, 2011 assume the business combination between Vertex Energy, Inc. and Target occurred on January 1, 2011. The unaudited pro forma combined balance sheet as of June 30, 2012, assumes the business combination had been completed on January 1, 2012. The unaudited pro forma combined financial statements are based on the historical consolidated financial statements of Vertex Energy, Inc. and Target.

Under ASC 805, acquisition-related transaction costs (such as advisory, legal, valuation or other professional fees) are not included as a component of consideration transferred and have been excluded from the unaudited pro forma combined statements of operations. The Company expects to incur total acquisition-related transaction costs of approximately $1.0 million.

The unaudited pro forma combined financial statements do not include the realization of any cost savings from anticipated operating efficiencies, synergies or other restructuring activities which might result from the acquisition. The unaudited pro forma combined condensed financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of the Company that are filed with the Securities and Exchange Commission and of Target that are included herein.

The unaudited pro forma combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the acquisition been completed as of the dates presented, and further should not be taken as representative of the future consolidated results of operations or financial condition of the Company.

The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

a.	To reflect the new debt issuance to fund some of the cash portion of the purchase price and pay off existing debt of Holdings. An interest rate of approximately 3% was assumed on the debt.

b.           To reflect the cash consideration retained by Holdings.

c.           To reflect the elimination of related party receivables and payables.

d.	To reflect the elimination of intangible assets and to record the fair value of the identifiable intangible assets and tangible assets acquired.

e.           To reflect the liabilities remaining with Holdings.

f.
To record the estimate of the contingent consideration in connection with the acquisition. For each of the three one-year periods following the closing date, Holdings will be eligible to receive earn-out payments of up to $2.23 million, up to $6.7 million in the aggregate, contingent on the combined company achieving EBITDA targets of $10.75 million, $12.0 million and $13.5 million, respectively, in those periods.  The Purchase Price is also subject to a post-closing working capital adjustment.

g.	To reflect the 4,545,455 restricted shares of common stock valued at $7,113,000 based on the closing price on August 14, 2012.

h.           To eliminate partners’ capital and minority interests.

i.           To eliminate intercompany sales and cost of revenues.

j.           To record additional amortization expense for the intangible assets acquired at fair value.

k.           To record additional interest expense associated with the new debt, See Note 3.

l.
To reflect the adjustment to the valuation allowance of $1,700,000 based on the Company’s estimate of future operating income. See Note 2, based on the Company’s net operating loss carryforward, the Company is not reflecting any income tax expense.

m.	To reflect the adjustments to retained earnings for reversal of amortization, record amortization and interest and income tax benefit for decrease in valuation allowance.

Note 2.  Tax Matters

At June 30, 2012, the Company had significant net operating loss carryforwards.  The extent to which the Company will be able to utilize these carryforwards in future periods will be subject to limitations based on a number of factors, including but not limited to whether the Company is profitable and thus able to utilize these carryforwards. Accordingly, the Company has decreased its valuation allowance based on the historical operating income of Target which has been reflected on the pro forma balance sheet.

Note 3.  Notes Payable

In September 2010, the Company entered into a loan agreement and obtained a line of credit with Bank of America Merrill Lynch. On March 30, 2012, Bank of America renewed the line of credit through March 31, 2014. The balance on the line of credit was $0 at September 30, 2012. The loan agreement is guaranteed by Cedar Marine, a related party of the Company.  The most restrictive covenants of the loan require an interest coverage ratio of at least 1.5 to 1 and a Funded Debt to EBITDA ratio not to exceed 2 to 1. This line of credit was replaced with the new agreement dated September 2012, described below.

In September 2012, the Company entered into a credit agreement with Bank of America. Pursuant to the agreement, Bank of America agreed to loan the Company $8,500,000 in the form of a term loan and the lender agreed to provide the Company with an additional $10,000,000 in the form of a revolving line of credit, which is expected to be used for feedstock purchases and general corporate purposes. The line of credit bears interest at the option of the Company of either the lender's prime commercial lending rate in effect or the Bank of America LIBOR rate plus 2.75%.  Accrued and unpaid interest on the revolving note is due and payable monthly in arrears and all amounts outstanding under the revolving note are due and payable on August 31, 2014.  The balance on the revolving line of credit is $6,000,000 at September 30, 2012.

Amounts borrowed under the term note bear interest at the option of the Company of either the lender's prime commercial lending rate then in effect or the Bank of America LIBOR rate plus 2.75%. Accrued and unpaid interest on the term note is due and payable monthly in arrears and all amounts outstanding under the term note are due and payable on August 31, 2015. Additionally, payments of principal in the amount of $141,666.67 are due and payable on the term note monthly in arrears on the last day of each month and continuing until the maturity date. The balance of the term loan is $8,500,000 at September 30, 2012.

The financing arrangement discussed above is secured by all of the assets of the Company. The loan contains certain restrictive covenants including a Fixed Charge Coverage Ratio, as defined in the agreement, of at least 1.25 to 1.00, Senior Funded Debt to EBITDA Ratio, as defined in the agreement, not to exceed 2.00 to 1.00 and a Minimum Net Worth, as defined in the agreement, of at least $10,000,000. The Company believes it was in compliance of all aspects of the agreement at September 30, 2012.